Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-292650, 333-292516, 333-273089 and 333-262720) and Form S-8 (Nos. 333-288996, 333-268744, 333-266450 and 333-266402) of Energy Vault Holdings, Inc. (the “Company”) of our report dated March 18, 2026, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
New York, New York

March 18, 2026